Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the SLM Holding Corporation Management Incentive Plan of our report dated January 13, 1997 (except as to the third and fourth paragraphs of Note 2, as to which the date is April 7, 1997), with respect to the consolidated financial statements of SLM Holding Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP



Washington, D.C.
May 26, 1998